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                  FLUOR EXECUTIVES' SUPPLEMENTAL MEDICAL PLAN
                                    (MERP)

                                                                   EXHIBIT 10.11

PURPOSE
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To provide supplemental coverage for health expenses to certain Fluor executives and their eligible dependents.

ELIGIBLE EMPLOYEES
------------------

All employees of Fluor Corporation and its subsidiaries who are designated as eligible and who are enrolled in CIGNA Option 1 of the Fluor Employees' Health Care or Dental Plan.

ELIGIBLE DEPENDENTS
-------------------

Spouses and children of insured employees. To be eligible, children must be unmarried, dependent on the employee for support, live with the employee in a regular child-parent relationship and if eligible, insured under CIGNA Option 1 of the Fluor Employees' Health Care or Dental Plan.

BENEFIT PROVISIONS
------------------

If you or any one of your Dependents, while insured for Supplemental Medical or Dental Benefits, incurs Covered Expenses as defined below, the plan pays 100% of the amount of Covered Expenses so incurred. The amount of Supplemental Medical Benefits payable will be subject to the Maximum Benefit Provision.

MAXIMUM BENEFIT PROVISIONS
--------------------------

The total amount of Supplemental Medical Benefits payable for all covered expenses incurred for you and any of your Dependents is $5,000 plus $1,250 times the number of Dependents in your family, not to exceed $10,000 in a calendar year.

COVERED EXPENSES
----------------

The term Covered Expenses means expenses incurred by or on behalf of you or any one of your Dependents for the charges below. Expenses are considered Covered Expenses to the extent that a Physician recommends the services or supplies provided. Covered Expenses will include only those expenses incurred for charges made:


     For medical and dental services and supplies to the extent that no benefits are payable under your Employer's medical and dental insurance plan solely because of: (a) coinsurance factors or deductibles; (b) dollar limits; (c) limits on the number of days for which benefits are payable; or (d) R & C limits.

     For cosmetic surgery.

     For eye examinations.

     Hospital private room and board.
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     For routine physical examinations and immunizations to the extent they are not covered by the Fluor Executive Physical Plan. (SEE GENERAL SECTION)

EXCLUSIONS
----------

In no event shall coverage under the Plan apply to expenses incurred for any loss caused by or resulting from:

1.   Any attempt at suicide or self-destruction while sane or insane;

2.   Service in any military organization;

3.   The cost of eyeglasses, contact lenses or hearing aids;

4.   Custodial care;

5. Charges otherwise covered and payable under the Fluor Executives' Physical Examination Plan.

6. No payment will be made for expenses incurred to the extent that you or any one of your Dependents is entitled to receive payment for such expenses under any other Group Insurance Plan sponsored by your, or any other Employer.

7. The GENERAL LIMITATIONS in your Fluor Summary Plan Description apply to these benefits.

EXTENSION OF BENEFITS
---------------------

Covered Expenses incurred after a person's Supplemental Medical Benefits cease, but within one year, will be deemed to be incurred while insured if such expense is for an injury or a Sickness which causes Total Disability from the day insurance ceases until that expense is incurred. This Extension of Supplemental Medical Benefits will not apply to a child born as a result of a pregnancy, which exists when these benefits cease.

TERMINATION OF EMPLOYEE INSURANCE
---------------------------------

Your Supplemental Medical Benefits will cease on the earliest date below:

     The date you cease to be eligible for these benefits.

     The date your insurance under the Policy ceases.
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                  FLUOR EXECUTIVES' SUPPLEMENTAL MEDICAL PLAN
                                    (MERP)

     The date the Supplemental Medical Benefits Rider is canceled.

TERMINATION OF DEPENDENT INSURANCE
----------------------------------

Your Supplemental Medical Benefits for any one of your Dependents will cease on the earlier date below:


     The date your insurance under the Supplemental Medical Benefits Rider ceases.

     The date that Dependent's insurance under the Policy ceases.

     GENERAL
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     The Fluor Group Health Plan is primary and the Executives' Supplemental
     Medical Plan is secondary.

     Fluor Executives Physical Plan: MERP participant is instructed to submit expenses for routine physical exam to Fluor for reimbursement. NOTE: One exam per year to include related expenses up to a maximum of $800 would be reimbursed. NOTE: If claim office receives claim expenses for any routine physical exam charges for a MERP employee participant, they need to confirm
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     with Fluor Employee Benefits Department (Irvine) to verify whether expenses have been processed under the Fluor Executives Physical Plan.

     Supplemental Medical Benefits are assignable.